Exhibit 99.1

CONTINGENT VALUE RIGHTS AGREEMENT

THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of December 28, 2012 (this “Agreement”), is entered into by and between MidSouth Bancorp, Inc., a Louisiana corporation (“MidSouth”) and Computershare Shareowner Services LLC, a New Jersey limited liability company (the “Rights Agent”).

Preamble

WHEREAS, MidSouth and PSB Financial Corporation, a corporation organized under the laws of the State of Louisiana (“PSB”), have entered into an Agreement and Plan of Merger, dated as of September 26, 2012 (the “Merger Agreement”), pursuant to which PSB shall be merged with and into MidSouth, with MidSouth continuing as the surviving entity, pursuant to the terms and conditions set forth in the Merger Agreement (the “Merger”).

WHEREAS, pursuant to Section 3.1(b) of the Merger Agreement, MidSouth agreed to issue contingent value rights to holders of PSB common stock, no par value, and to holders of PSB Class B Nonvoting common stock, no par value (collectively, the “PSB Common Stock”), as described herein.

WHEREAS, MidSouth has done all things necessary to make the contingent value rights, when issued pursuant to the Merger Agreement and hereunder, the valid obligations of MidSouth and to make this Agreement a valid and binding agreement of MidSouth, in accordance with its terms.

WHEREAS, MidSouth desires to appoint the Rights Agent as rights agent with regard to its contingent value rights, and Rights Agent desires to accept such appointment.

NOW, THEREFORE, for and in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

ARTICLE I
DEFINITIONS

Section 1.1. Definitions.

(a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(ii) all accounting terms used herein and not expressly defined herein shall have the meanings assigned to such terms in accordance with U.S. generally accepted accounting principles, as in effect on the date hereof;

(iii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(iv) unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders; and

(v) all references to “including” shall be deemed to mean including without limitation.

(b) The following terms shall have the meanings ascribed to them below:

“Agreement” has the meaning set forth in the first paragraph of this agreement.

“Board of Directors” means the board of directors of MidSouth.

“Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of MidSouth to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“Business Day” means any day except Saturday, Sunday and any day that shall be a legal holiday or a day on which banking institutions in the State of New York or in the State of Louisiana generally are authorized or required by law or other governmental action to close.

“Charge-Offs” means the amounts of the Identified Loans that are charged-off as reflected in the books and records of MidSouth Bank in a manner consistent with the past practice of MidSouth Bank, with the preparation of MidSouth Bank’s financial statements and with MidSouth’s or MidSouth Bank’s written policies in effect as of the date of the Merger Agreement and any changes required by applicable law.

“Closing Date” means December 28, 2012.

“Code” means the U.S. Internal Revenue Code of 1986, as amended and the Treasury Regulations promulgated thereunder.

“Credit Losses” means the Charge-Offs for the Identified Loans for the period commencing on the date hereof and ending on the Maturity Date less any recoveries in respect of such Charge-Offs.

“CVRs” means the rights of Holders to receive contingent cash payments pursuant to the Merger Agreement and this Agreement.

“CVR Register” has the meaning set forth in Section 2.3(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Holder” means a Person in whose name a CVR is registered in the CVR Register.

“Identified Loans” means the loans identified in Section A of the PSB Disclosure Memorandum to the Merger Agreement.

“Maturity Date” means the earlier of (i) December 28, 2015 or (ii) the complete payoff of the Identified Loans.

“Maximum Payment Amount” means an amount equal to $27.35 per CVR, payable in cash, plus interest in the amount of 4.00% per annum accruing from the Closing Date until the Maturity Date.

“Merger” has the meaning set forth in the recitals.

“Merger Agreement” has the meaning set forth in the recitals.

“Merger Consideration” has the meaning set forth in Section 11.1 of the Merger Agreement.

“MidSouth” has the meaning set forth in the first paragraph of this agreement.

“Payment Amount” has the meaning set forth in Section 2.4(a).

“Payment Certificate” has the meaning set forth in Section 2.4(a).

“Payment Date” means the date that a Payment Amount is paid by MidSouth to the Holders, which date shall be established pursuant to Section 2.4.

“Permitted Transfer” means any transfer of a CVR (i) held by a natural person upon the death of such Holder by will or the laws of descent or distribution, in which case the designee, legal representative, legatee, successor trustee of such Holder’s inter vivos trust or the person or persons who acquired the right to the CVR by reason of such death shall succeed to such Holder’s rights with respect to the CVR, (ii) by the Peoples State Bank Employee Stock Ownership Plan to the participants of the Peoples State Bank Employee Stock Ownership Plan in connection with the liquidation of the Peoples State Bank Employee Stock Ownership Plan, (iii) pursuant to a court order, (iv) by operation of law (including a consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; or (v) as provided in Section 2.6 or Section 2.8.

“PSB Common Stock” has the meaning set forth in the recitals.

“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“PSB” has the meaning set forth in the recitals.

“Redemption Date” means the date that the Redemption Price is paid by MidSouth to the Holders, which date shall be established pursuant to Section 2.5.

“Redemption Price” has the meaning set forth in Section 2.5(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Special CVR Committee” has the meaning set forth in Section 2.4(b).

“Stipulated Amount” means $2,000,000, plus (i) $1,094,000, such amount representing the amount that the PSB Adjusted Capital as of the Closing Date exceeded $26,000,0000, and (ii) an amount, if any, of net positive month-end adjustments for December 2012 that were not properly reflected in the PSB Adjusted Capital calculation as of the Closing Date, as determined by MidSouth.

“Surviving Person” has the meaning set forth in Section 6.1(a).

ARTICLE II
CONTINGENT VALUE RIGHTS

Section 2.1. Appointment of Rights Agent.

MidSouth hereby appoints Computershare as the Rights Agent to act as rights agent for MidSouth in accordance with the instruction hereinafter set forth in this Agreement, and the Rights Agent hereby accepts such appointment.

Section 2.2. CVRs.

The CVRs represent the right of Holders to receive contingent cash payment pursuant to this Agreement.

Section 2.3. Transferability; Attachment

The CVRs shall not be sold, assigned, transferred, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. The CVRs shall not be subject, in whole or in part, to attachment, execution, or levy of any kind, and any attempt to sell, assigned, transferred, pledge, hypothecate, encumber or otherwise dispose of the CVRs or any interest therein, other than through a Permitted Transfer, shall be void ab initio.

Section 2.4. No Certificate; Registration; Registration of Transfer; Change of Address.

(a) The CVRs shall not be evidenced by a certificate or other instrument.

(b) The Rights Agent shall keep a register (the “CVR Register”) for the purpose of registering CVRs in a book-entry position for each Holder, and transfers of CVRs as herein provided.

(c) Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer in form reasonably satisfactory to the Rights Agent, and MidSouth, duly executed by the Holder thereof, his attorney duly authorized in writing, personal representative or survivor and setting forth in reasonable detail the circumstances relating to the transfer and the authority of the party presenting the CVR for transfer, which authority shall include, if applicable, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association and any other reasonable evidence of authority that may be required by the Rights Agent.  Upon receipt of such transfer request, MidSouth shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions herein (including the provisions of Section 2.2), instruct the Rights Agent in writing to register the transfer of the CVRs in the CVR Register.  All duly transferred CVRs registered in the CVR Register shall be the valid obligations of MidSouth, evidencing the same right, and shall entitle the transferee to the same benefits and rights under this Agreement, as those held by the transferor.  No transfer of a CVR shall be valid until registered in the CVR Register, and any transfer not duly registered in the CVR Register will be void ab initio.  Any transfer or assignment of the CVRs shall be without charge (other than the cost of any transfer tax) to the Holder.

(d) A Holder (or a duly appointed legal representative thereof) may make a request to the Rights Agent to change such Holder’s address of record in the CVR Register.  Upon receipt of such request, the Rights Agent shall promptly record the change of address in the CVR Register.

Section 2.5. Payment Procedures.

(a) Promptly following the Maturity Date, but in no event later than twenty-five (25) days after such date, MidSouth shall deliver to the Rights Agent a certificate (the “Payment Certificate”) setting forth (i) the amount of the Credit Losses, on an aggregate and per-CVR basis, and (ii) the calculation of the Payment Amount. The “Payment Amount” shall be equal to:

(i) if the amount of Credit Losses is less than the Stipulated Amount, the lesser of (A) 100% of the excess of the Stipulated Amount over the amount of Credit Losses, to be paid on a pro rata, per CVR basis and (B) the Maximum Payment Amount; and

(ii) if the amount of Credit Losses equals or exceeds the Stipulated Amount, zero.

(b) All determinations with respect to the calculation of Credit Losses and the Payment Amount shall be made by the members of the special committee of the Board of Directors (the “Special CVR Committee”) in its sole discretion, whose determinations shall be binding on MidSouth, PSB and the Holders. Leonard Q. Abington shall be a member of the Special CVR Committee. If Leonard Q. Abington ceases to be a member of the Board of Directors and/or the Special CVR Committee, a replacement shall be appointed by the full Board of Directors who shall be a Holder. The Special CVR Committee of the Board of Directors, in its sole discretion, may utilize a third party financial advisor to assist in verifying the amount of Credit Losses and the calculation of the Payment Amount and may rely on a report of such financial advisor for purposes of making its determinations hereunder.

(c) Except as otherwise requested by any Holder, the Rights Agent shall promptly (and in no event later than five Business Days after its receipt thereof) send each Holder a copy of the Payment Certificate at its registered address.

(d) If MidSouth delivers a Payment Certificate to the Rights Agent pursuant to Section 2.4(a) above and the Payment Amount is greater than zero, MidSouth shall establish a Payment Date with respect to such Payment Amount that is no later than thirty (30) days after the Maturity Date and no earlier than fifteen (15) days after the complete and final payment instructions are delivered to the Rights Agent. Prior to such Payment Date, MidSouth shall cause an amount in cash equal to the Payment Amount multiplied by the number of CVRs outstanding to be delivered to the Rights Agent, who will in turn, on the Payment Date, pay to each of the Holders an amount in cash equal to the Payment Amount multiplied by the number of CVRs held by such Holder as reflected on the CVR Register by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business ten (10) Business Days prior to such Payment Date. Upon such payment, this Agreement shall terminate as provided in Section 7.10. The Rights Agent shall have no obligation to pay the CVR Amount except to the extent it has received the necessary funds from MidSouth.  For avoidance of doubt, the Rights Agent shall have no obligation to determine or confirm any calculations made pursuant to this Agreement.

(e) MidSouth and the Rights Agent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from each Payment Amount otherwise payable pursuant to this Agreement, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law.  To the extent that amounts are so withheld or paid over to or deposited with the relevant governmental entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.  Prior to making any such tax withholdings or causing any such tax withholdings to be made with respect to any Holder, the Rights Agent shall, to the extent practicable, provide notice to the Holder of such potential withholding and a reasonable opportunity for the Holder to provide any necessary tax forms (including an IRS Form W-9 or an applicable IRS Form W-8) in order to avoid or reduce such withholding amounts.  The CVRs shall not be treated as an interest in a joint venture or partnership for tax purposes.

(f) Any portion of any Payment Amount that remains undistributed to the Holders for one month after any Payment Date shall be delivered by the Rights Agent to MidSouth, upon demand, and any Holder shall thereafter look only to MidSouth for payment of such Payment Amount, but shall have no greater rights against MidSouth than may be accorded to general unsecured creditors of MidSouth under applicable law.

(g) Neither MidSouth nor the Rights Agent shall be liable to any person in respect of any Payment Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.  If any Payment Amount has not been paid prior to two years after the Payment Date (or immediately prior to such earlier date on which the Payment Amount would otherwise escheat to or become the property of any Governmental Entity), any such Payment Amount shall, to the extent permitted by applicable law, become the property of MidSouth, free and clear of all claims or interest of any person previously entitled thereto.

(h) MidSouth acknowledges that the bank accounts maintained by Computershare in connection with the services provided under this Agreement will be in Computershare’s name and that Computershare may receive investment earnings in connection with the investment at Computershare’s risk and for its benefit of funds held in those accounts from time to time.

Section 2.6. Redemption.

(a) MidSouth may, at its option, at any time prior to the Maturity Date, redeem the CVRs, in whole or in part, at a redemption price of $27.35 per CVR, plus interest in the amount of 4.00% per annum accruing from the Closing Date until the date of redemption (the “Redemption Price”). The redemption of CVRs by the Board of Directors may be made effective at such time and with such conditions as the Board of Directors, in its sole discretion, may establish provided that any such Redemption Date must occur prior to the Maturity Date.

(b) Immediately upon an action ordering the redemption of CVRs pursuant to Section 2.5(a), and without any further action and without any further notice, each CVR subject to redemption shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease, except for the right to receive the Redemption Price. Within ten (10) days after such action or consummation, MidSouth shall mail, or cause to be mailed, a notice of redemption to each of the Holders of the then outstanding CVRs at such Holders’ registered address.

(c) If MidSouth orders the redemption of the CVRs pursuant to Section 2.5(a), MidSouth shall establish the date of such order or consummation as the Redemption Date. On or immediately following such Redemption Date, MidSouth shall cause an amount in cash equal to the Redemption Price multiplied by the number of CVRs outstanding to be delivered to the Rights Agent, who will in turn, as promptly as practicable, pay to each of the Holders an amount in cash equal to the Redemption Price multiplied by the number of CVRs held by such Holder as reflected on the CVR Register by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business ten (10) Business Days prior to such Redemption Date.

(d) MidSouth and the Rights Agent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the Redemption Price otherwise payable pursuant to this Agreement, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant governmental entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.

Section 2.7. No Voting, Dividends Or Interest; No Equity Or Ownership Interest In MidSouth.

(a) The CVRs shall not have any voting or dividend rights, and interest shall not accrue on any amounts payable on the CVRs to any Holder.

(b) The CVRs shall not represent any equity or ownership interest in or confer any rights of any kind or nature whatsoever as a shareholder of MidSouth or any of its affiliates either at law or in equity.

Section 2.8. Ability To Abandon The CVR.

The Holder of a CVR may at any time at its option abandon all of its rights in any CVR by transferring the CVR to MidSouth without consideration therefor.  Nothing in this Section 2.6 is intended to prohibit MidSouth from offering to acquire CVRs for consideration or redeeming the CVRs in accordance with Section 2.5 in its sole discretion.

ARTICLE III
COVENANTS

Section 3.1. Payment of Payment Amount

MidSouth shall duly and promptly pay, or cause to be paid to, each Holder the applicable Payment Amount or Redemption Price, if any, in the manner provided for in Sections 2.4 and 2.5 and in accordance with the terms of this Agreement.

ARTICLE IV
THE RIGHTS AGENT

Section 4.1. Certain Duties And Responsibilities.

The Rights Agent shall not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its willful misconduct, bad faith or gross negligence. No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.  Notwithstanding anything contained herein to the contrary, the Rights Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the MidSouth to the Rights Agent as fees and charges, but not including reimbursable expenses.

Section 4.2. Certain Rights of Rights Agent.

The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent.  In addition:

(a) the Rights Agent may rely and shall be protected in acting or refraining from acting in connection with its performance under this Agreement upon any resolution, certificate, statement, instrument, opinion, report, notice, request, instruction, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) whenever the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may, in the absence of bad faith, gross negligence or willful misconduct on its part, rely upon a certificate signed by the chief executive officer, president, chief financial officer, any vice president, the controller, the treasurer or the secretary, in each case of MidSouth, in his or her capacity as such an officer, and delivered to the Rights Agent;

(c) the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;

(e) the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;

(f) MidSouth agrees to indemnify Rights Agent for, and hold Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with Rights Agent’s duties under this Agreement, including the costs and expenses of defending Rights Agent against any claims, charges, demands, suits or loss, unless such loss shall have been determined by a court of competent jurisdiction to be a result of Rights Agent’s gross negligence, bad faith or willful or intentional misconduct; and

(g) MidSouth agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement and (ii) to reimburse the Rights Agent for all taxes and governmental charges, reasonable expenses and other charges of any kind and nature incurred by the Rights Agent in the execution of this Agreement (other than taxes measured by the Rights Agent’s net income). The Rights Agent shall also be entitled to reimbursement from MidSouth for all reasonable and necessary out-of-pocket expenses (including reasonable fees and expenses of the Rights Agent’s counsel and agent) paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder. An invoice for any out-of-pocket expenses and per item fees realized will be rendered and payable within thirty (30) days after receipt by MidSouth, except for postage and mailing expenses, which funds must be received one (1) Business Day prior to the scheduled mailing date. MidSouth agrees to pay to the Rights Agent any amounts, including fees and expenses, payable in favor of the Rights Agent in connection with any dispute, resolution or arbitration arising under or in connection with this Agreement; provided, however, that in the event of a resolution in favor of MidSouth, any amounts, including fees and expenses, payable in favor of the Rights Agent related to such dispute, resolution or arbitration shall be offset against the amount payable to the Rights Agent.

Section 4.3. Resignation and Removal; Appointment of Successor.

(a) The Rights Agent may resign at any time by giving written notice thereof to MidSouth specifying a date when such resignation shall take effect, which notice shall be sent at least 60 days prior to the date so specified.  MidSouth shall have the right to remove Rights Agent at any time by a Board Resolution specifying a date when such removal shall take effect.  Notice of such removal shall be given by MidSouth to Rights Agent, which notice shall be sent at least 60 days prior to the date so specified.

(b) If the Rights Agent shall resign, be removed or become incapable of acting, MidSouth, by a Board Resolution, shall promptly appoint a qualified successor Rights Agent, which may be MidSouth or a Holder.  The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with this Section 4.3(b), become the successor Rights Agent.

(c) MidSouth shall give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the CVR Register.  Each notice shall include the name and address of the successor Rights Agent.  If MidSouth fails to send such notice within ten days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be mailed at the expense of MidSouth.

Section 4.4. Acceptance of Appointment By Successor.

Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to MidSouth and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent; but, on request of MidSouth or the successor Rights Agent, such retiring Rights Agent shall execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.

ARTICLE V
AMENDMENTS

Section 5.1. Amendments Without Consent of Holders.

(a) Without the consent of any Holders, MidSouth, when authorized by a Board Resolution, the Rights Agent, in the Rights Agent’s sole and absolute discretion, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:

(i) subject to Section 6.1, to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein;

(ii) to add to the covenants of MidSouth such further covenants, restrictions, conditions or provisions as the Board of Directors, the Rights Agent and MidSouth shall consider to be for the protection of the Holders; provided, that in each case, such provisions shall not adversely affect the interests of the Holders in any material respect;

(iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided, that in each case, such provisions shall not adversely affect the interests of the Holders in any material respect;

(iv) as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act or the Exchange Act; provided, that in each case, such provisions shall not adversely affect the interests of the Holders in any material respect; or

(v) any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change is adverse to the interests of the Holders in any material respect.

(b) Promptly after the execution by MidSouth and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, MidSouth shall mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they shall appear on the CVR Register, setting forth in general terms the substance of such amendment, or shall publish such information in a manner reasonably calculated to inform the Holders of such amendment (which may, for the avoidance of doubt, including the filing of a report with the SEC including such information).

Section 5.2. Amendments With Consent of Holders.

(a) Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders), with the consent of the Holders of not less than a majority of the outstanding CVRs, whether evidenced in writing or taken at a meeting of the Holders, MidSouth, when authorized by a Board Resolution, and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provision of this Agreement, even if such addition, elimination or change is in any way adverse to the interest of the Holders.

(b) Promptly after the execution by MidSouth and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, MidSouth shall mail a notice thereof by first class mail to the Holders at their addresses as they shall appear on the CVR Register, setting forth in general terms the substance of such amendment, or shall publish such information in a manner reasonably calculated to inform the Holders of such amendment (which may, for the avoidance of doubt, include the filing of a report with the SEC including such information).

Section 5.3. Execution of Amendments.

In executing any amendment permitted by this Article V, the Rights Agent shall be entitled to receive, and shall be fully protected in relying upon, an opinion of counsel selected by MidSouth stating that the execution of such amendment is authorized or permitted by this Agreement. No such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise shall be effective without the express written agreement of the Rights Agent.

Section 5.4. Effect of Amendments.

Upon the execution of any amendment under this Article IV, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

ARTICLE VI
CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 6.1. MidSouth May Consolidate, Etc.

(a) MidSouth shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless the Person formed by such consolidation or into which MidSouth is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of MSL substantially as an entirety (the “Surviving Person”) shall expressly assume payment of amounts on all the CVRs and the performance of every duty and covenant of this Agreement on the part of MidSouth to be performed or observed.

(b) For purposes of this Section 6.1, “convey, transfer or lease its properties and assets substantially as an entirety” shall mean properties and assets contributing in the aggregate at least 80% of MidSouth’s total consolidated revenues as reported in MidSouth’s last available periodic financial report (quarterly or annually, as the case may be).

Section 6.2. Successor Substituted.

Upon any consolidation of or merger by MidSouth with or into any other Person, or any conveyance, transfer or lease of the properties and assets substantially as an entirety to any Person in accordance with Section 6.1, the Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, MidSouth under this Agreement with the same effect as if the Surviving Person had been named as MidSouth herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement and the CVRs.

ARTICLE VII
OTHER PROVISIONS OF GENERAL APPLICATION

Section 7.1. Notices to the Rights Agent and MidSouth.

Any notice, request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement to the Rights Agent and MidSouth shall be sufficient for every purpose hereunder if in writing and sent by facsimile transmission, delivered personally, or by certified or registered mail (return receipt requested and first-class postage prepaid) or sent by a nationally recognized overnight courier (with proof of service), addressed as follows:

(a)           if to MidSouth, to:

MidSouth Bancorp, Inc.
102 Versailles Boulevard
Lafayette, LA 70501
Attention:                      C.R. “Rusty” Cloutier, President
        and Chief Executive Officer

with a copy to (which copy alone shall not constitute notice):

Thomas O. Powell, Esquire
Troutman Sanders LLP
600 Peachtree Street NE
Suite 5200
Atlanta, Georgia 30308

 (b)          if to the Rights Agent, to

Computershare
480 Washington Blvd.
Jersey City, NJ 07310
Attention: Mark C. Smith

with a copy to:

Computershare
100 Crescent Court
Suite 7002
Dallas, TX 75201
Attention: Janis Mason, Relationship Manager

Section 7.2. Notice to Holders.

Where this Agreement provides for notice to Holders, except as otherwise set forth in this Agreement, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his, her or its address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

Section 7.3. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 7.4. Successors and Assigns.

All covenants and agreements in this Agreement by MidSouth shall bind its successors and assigns, whether so expressed or not.

Section 7.5. Benefits of Agreement.

Nothing in this Agreement, express or implied, shall give to any Person (other than the parties hereto, the Holders and their permitted successors and assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto, the Holders and their permitted successors and assigns.

Section 7.6. Governing Law.

This Agreement and the CVRs shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflicts of laws.

Section 7.7. Legal Holidays.

In the event that a Payment Date or Redemption Date shall not be a Business Day, then, notwithstanding any provision of this Agreement to the contrary, any payment required to be made in respect of the CVRs on such date need not be made on such date, but may be made on the next succeeding Business Day, without the incurrence of any interest, with the same force and effect as if made on the applicable payment date.

Section 7.8. Severability Clause.

In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the court or other tribunal making such determination is authorized and instructed to modify this Agreement so as to effect the original intent of the parties as closely as possible so that the transactions and agreements contemplated herein are consummated as originally contemplated to the fullest extent possible.

Section 7.9. Counterparts.

This Agreement and any amendments thereto may be signed in any number of counterparts (which may be effectively delivered by facsimile or other electronic means), each of which shall be deemed to constitute but one and the same instrument.

Section 7.10. Termination.

This Agreement shall be terminated and of no force or effect, the parties hereto shall have no liability hereunder, upon the earlier to occur of (a) the payment of the Payment Amount required to be paid under the terms of this Agreement, (b) if the Payment Certificate reflects a Payment Amount of zero, the date such Payment Certificate is sent to Holders pursuant to Section 2.4, and (c) the payment of the Redemption Price pursuant to Section 2.5.

Section 7.11. Entire Agreement.

This Agreement represents the entire understanding of the parties hereto with reference to the transactions and matters contemplated hereby and this Agreement supersedes any and all other oral or written agreements hereto made.

Section 7.12. Survival.

Notwithstanding anything in this Agreement to the contrary, all provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality and protection of proprietary rights and trade secrets shall survive the termination or expiration of this Agreement.

Section 7.13. Force Majeure.

Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

Section 7.14. Confidentiality.

Definition.  “Confidential Information” shall mean any and all technical or business information relating to a party, including, without limitation, financial, marketing and product development information, stockholder information (including any non-public information of such stockholder), proprietary information, and the terms and conditions (but not the existence) of this Agreement, that is disclosed or otherwise becomes known to the other party or its affiliates, agents or representatives before or during the term of this Agreement.  Confidential Information constitutes trade secrets and is of great value to the owner (or its affiliates).  Confidential Information shall not include any information that is: (a) already known to the other party or its affiliates at the time of the disclosure; (b) publicly known at the time of the disclosure or becomes publicly known through no wrongful act or failure of the other party; (c) subsequently disclosed to the other party or its affiliates on a non-confidential basis by a third party not having a confidential relationship with the owner and which rightfully acquired such information; or (d) independently developed by one party without access to the Confidential Information of the other.

 Use and Disclosure.  All Confidential Information of a party will be held in confidence by the other party with at least the same degree of care as such party protects its own confidential or proprietary information of like kind and import, but not less than a reasonable degree of care.  Neither party will disclose in any manner Confidential Information of the other party in any form to any person or entity without the other party's prior consent.  However, each party may disclose relevant aspects of the other party's Confidential Information to its officers, affiliates, agents, subcontractors and employees to the extent reasonably necessary to perform its duties and obligations under this Agreement and such disclosure is not prohibited by applicable law.  Without limiting the foregoing, each party will implement such physical and other security measures and controls as are necessary to protect (a) the security and confidentiality of Confidential Information; (b) against any threats or hazards to the security and integrity of Confidential Information; and (c) against any unauthorized access to or use of Confidential Information.  To the extent that a party delegates any duties and responsibilities under this Agreement to an agent or other subcontractor, the party ensures that such agent and subcontractor are contractually bound to confidentiality terms consistent with the terms of this Section 7.14.

Required or Permitted Disclosure.  In the event that any requests or demands are made for the disclosure of Confidential Information, other than requests to Rights Agent for stockholder records pursuant to standard subpoenas from state or federal government authorities (e.g., divorce and criminal actions), the party receiving such request will promptly notify the other party to secure instructions from an authorized officer of such party as to such request and to enable the other party the opportunity to obtain a protective order or other confidential treatment, unless such notification is otherwise prohibited by law or court order.  Each party expressly reserves the right, however, to disclose Confidential Information to any person whenever it is advised by counsel that it may be held liable for the failure to disclose such Confidential Information or if required by law or court order.

Unauthorized Disclosure.  As may be required by law and without limiting any party's rights in respect of a breach of this Section 7.14, each party will promptly:

(i)	notify the other party in writing of any unauthorized possession, use or disclosure of the other party's Confidential Information by any person or entity that may become known to such party;
(ii)	furnish to the other party full details of the unauthorized possession, use or disclosure; and
(iii)	use commercially reasonable efforts to prevent a recurrence of any such unauthorized possession, use or disclosure of Confidential Information.

Costs.  Each party will bear the costs it incurs as a result of compliance with this Section 7.14.

Section 7.15. Assignment.

Except for assignments occurring through the operation of law, neither party shall, in whole or in part, assign any of its rights or obligations under this Agreement; provided that the Rights Agent may, without further consent of the other parties hereto, assign any of its rights and obligations hereunder to any affiliated transfer agent registered under Rule 17Ac2-1 promulgated under the Securities Exchange Act of 1934, as amended.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

MIDSOUTH BANCORP, INC.

By:	/s/ C.R. Cloutier
	Name:	C.R. Cloutier
	Title:	President and Chief Executive Officer

COMPUTERSHARE SHAREOWNER SERVICES LLC

By:	/s/ Lennie M. Kaufman
	Name:	Lennie M. Kaufman
	Title:	Vice President and Regional Manager

[Signature Page to Contingent Value Rights Agreement]